UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): November 14, 2019

TRANSCONTINENTAL REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-09240	94-6565852
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 469-522-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01	TCI	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[  ]

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Section 2 - Financial Information

Item 2.02	Results of Operations and Financial Condition.

On November 14, 2019, Transcontinental Realty Investors, Inc. (“TCI” or the “Company”) announced its operational results for the quarter ended September 30, 2019. A copy of the announcement is attached as Exhibit “99.1.”

The information furnished pursuant to Item 2.02 in this Form 8-K, including Exhibit “99.1” attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. We undertake no duty or obligation to publicly update or revise the information furnished pursuant to Item 2.02 of this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statement and Exhibits.

(d)       Exhibits.

The following exhibit is furnished with this Report:

                    Exhibit No. Description

99.1*       Press release dated November 14, 2019

_________________________

* Furnished herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 15, 2019

TRANSCONTINENTAL REALTY INVESTORS, INC.

	By:	/s/ Gene S. Bertcher
Gene S. Bertcher
Executive Vice President and
Chief Financial Officer

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Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE	Contact: Transcontinental Realty Investors, Inc. Investor Relations Gene Bertcher (800) 400-6407 investor.relations@transconrealty-invest.com

Transcontinental Realty Investors, Inc. Reports Third Quarter 2019 Results

DALLAS (November 14, 2019) -- Transcontinental Realty Investors, Inc. (NYSE: TCI), a Dallas-based real estate investment company, today reported results of operations for the second quarter ended September 30, 2019. For the three months ended September 30, 2019, we reported net loss applicable to common shares of $7.8 million or ($0.89) per diluted loss per share compared to a net income applicable to common shares of $21.9 million or $2.52 per share for the same period ended 2018.

Though the Company reported a net income loss, this is driven by the overall strategic direction of expanding the core business. As certain new multi-family development projects are completed, which the Company has invested in, it is expected that net income should be positively impacted.

2018 and 2019 have been met with unprecedented expansion and repositioning for Pillar, TCI, SPC, and affiliated Companies. We ended 2018 with our largest and most strategic transactions, the newly created subsidiary Victory Abode Apartments, LLC (“VAA”) Joint Venture and Bond Series B raised on the Tel Aviv Stock Exchange. In 2019, the company recently raised an additional $78 million bond series C on the Tel Aviv Stock Exchange. This expanded offering creates additional financial strength to our already thriving organization. With these existing and newly engaged projects and our continuously burgeoning multifamily asset base, we are committed to the continuing growth and enhancing the capabilities of our staff.

The JV’s primary focus is to create a business platform that will allow dramatic expansion in the multifamily arena. The intent is to increase the overall size of the portfolio over the next several years through strategic buildout of its robust development pipeline alongside opportunistic acquisitions.

All of these initiatives will further demonstrate our ability to increase shareholder value, aligning with the strategic direction we announced three years ago. Our company has been dramatically transformed to a highly viable operating company with solid development capabilities in the multifamily arena. Our main goal has always been to act in the best interest of the company and protect asset value for its investors. We continue to invest in new development projects and grow the company’s asset base.

Revenues

Rental and other property revenues were $11.9 million for the three months ended September 30, 2019, compared to $33.5 million for the same period in 2018. The $21.6 million decrease is primarily due to a decrease in the amount of multifamily residential apartment buildings currently in our portfolio of nine as compared to fifty-eight multifamily residential apartment buildings for the same period a year ago as a result of the deconsolidation of forty-nine residential apartment properties that were sold into the VAA Joint Venture during the fourth quarter of 2018. As the assets are now treated as unconsolidated investments, our share of rental revenues is part of income from unconsolidated investments in the current period and are no longer treated as rental income.

Expenses

Property operating expenses decreased by $10.5 million to $5.4 million for the three months ended September 30, 2019 as compared to $15.9 million for the same period in 2018. The decrease in property operating expenses is primarily due to the deconsolidation of forty-nine residential apartment properties that were sold into the VAA Joint Venture during the fourth quarter of 2018 which resulted in a decrease in salary and related payroll expenses of $1.9 million, real estate taxes of approximately $3.7 million, management fees paid to third parties of $0.7 million, and other general property operating and maintenance expenses of $4.2 million.

Depreciation and amortization decreased by $3.5 million to $3.4 million during the three months ended September 30, 2019 as compared to $6.9 million for the three months ended September 30, 2018. This decrease is primarily due to the deconsolidation of the residential apartments in connection with our previous sale and contribution of our interests to the VAA Joint Venture.

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General and administrative expense was $2.5 million for the three months ended September 30, 2019 and $1.9 million for the same period in 2018. The increase of $0.6 million in general and administrative expenses is primarily due to increases in fees paid to our Advisors of $0.6 million.

Other income (expense)

Interest income was $5.2 million for the three months ended September 30, 2019, compared to $4.0 million for the same period in 2018. The increase of $1.2 million was due to an increase of $1.2 million in interest on the receivables owed by our Advisors and related parties.

Other income was $1.5 million for the three months ended September 30, 2019, compared to $18.7 million for the same period in 2018. The decrease of $17.2 million was primarily due to the recognition of gain from deferred income of $17.6 million associated with the sale of assets during the three months ended September 30, 2018 as opposed to $1.2 million of gain recognized from deferred income related to the sale of assets during the three months ended September 30, 2019.

Mortgage and loan interest expense was $8.0 million for the three months ended September 30, 2019 as compared to $15.6 million for the same period in 2018. The decrease of $7.6 million is primarily due to the deconsolidation of residential apartment properties into the VAA Joint Venture which were encumbered by mortgage debt.

Foreign currency transaction was a loss of $5.2 million for the three months ended September 30, 2019 as compared to a loss of $1.3 million for the same period in 2018. The increase of $3.9 million is due to the unfavorable exchange rate between the Israel Shekels and the U.S. Dollar related to our Israel Shekels denominated bonds and the increase in our bonds obligations during the three months ended September 30, 2019 as compared to the same period a year ago.

Loss on debt extinguishment was $5.2 million with no comparable amount in 2018. The loss is the result of debt borrowing costs write-off of $1.4 million and prepayment penalty of approximately $3.9 million associated with the payment of $41.5 million of mortgage debt for one of our commercial buildings.

Loss from unconsolidated investments was a net of $0.2 million for the three months ended September 30, 2019 as compared to a loss of $0.004 million for the three months ended September 30, 2018. The loss from unconsolidated investments during the third quarter just ended was driven primarily from our share in the losses reported by our VAA Joint Venture of $0.2 million.

Gain on land sales was $5.1 for the three months ended September 30, 2019 as compared to a gain of $12.2 million for the same period in 2018. During the three months ended September 30, 2019, we sold 16.2 acres of land for an aggregate sales price of $7.0 million and recognized a gain of $5.1 million. For the same period a year ago, we sold approximately 50 acres of land for an aggregate sales price of $35.5 million and recognized a gain of $12.2 million.

About Transcontinental Realty Investors, Inc.

Transcontinental Realty Investors, Inc., a Dallas-based real estate investment company, holds a diverse portfolio of equity real estate located across the U.S., including apartments, office buildings, shopping centers, and developed and undeveloped land. The Company invests in real estate through direct ownership, leases and partnerships and invests in mortgage loans on real estate. For more information, visit the Company’s website at www.transconrealty-invest.com.

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TRANSCONTINENTAL REALTY INVESTORS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:	(dollars in thousands, except per share amounts)
Rental and other property revenues (including $212 and $207 for the three months and $527 and $623 for the nine months ended 2019 and 2018, respectively, from related parties)	$11,883	$33,505	$35,652	$96,194

Expenses:
Property operating expenses (including $237 and $231 for the three months ended and $741 and $689 for the nine months ended 2019 and 2018, respectively, from related parties)	5,403	15,867	18,722	45,814
Depreciation and amortization	3,416	6,891	9,964	19,859
General and administrative (including $935 and $1,119 for the three months ended and $3,355 and $3,399 for the nine months ended 2019 and 2018, respectively, from related parties)	2,491	1,858	8,153	6,223
Net income fee to related party	83	383	273	489
Advisory fee to related party	1,555	2,735	4,238	8,209
Total operating expenses	12,948	27,734	41,350	80,594
Net operating (loss) income	(1,065)	5,771	(5,698)	15,600

Other income (expenses):
Interest income (including $4,618 and $3,303 for the three months ended and $13,483 and $9,380 for the nine months ended 2019 and 2018, respectively, from related parties)	5,232	4,021	14,668	11,441
Other income	1,514	18,722	6,094	28,030
Mortgage and loan interest (including $514 and $364 for the three months ended and $1,517 and $1,009 for the nine months ended 2019 and 2018, respectively, from related parties)	(8,037)	(15,555)	(23,642)	(43,823)
Foreign currency transaction (loss) gain	(5,153)	(1,288)	(13,296)	6,357
Loss on debt extinguishment	(5,219)	—	(5,219)	—
Equity loss from VAA	(189)	—	(1,480)	—
Earnings (losses) from other unconsolidated investees	11	(4)	6	(2)
Total other (expenses) income	(11,841)	5,896	(22,869)	2,003
(Loss) income before gain on land sales, non-controlling interest, and taxes	(12,906)	11,667	(28,567)	17,603

Loss on sale of income producing properties	—	—	(80)	—
Gain on land sales	5,140	12,243	9,489	13,578
Net (loss) income from continuing operations before taxes	(7,766)	23,910	(19,158)	31,181
Income tax (expense)	—	(792)	—	(792)
Net (loss) income from continuing operations	(7,766)	23,118	(19,158)	30,389
Net (loss) income	(7,766)	23,118	(19,158)	30,389
Net (income) attributable to non-controlling interest	(21)	(915)	(583)	(1,173)
Net (loss) income attributable to Transcontinental Realty Investors, Inc.	(7,787)	22,203	(19,741)	29,216
Preferred dividend requirement	—	(227)	—	(673)
Net (loss) income applicable to common shares	$(7,787)	$21,976	$(19,741)	$28,543

(Loss) earnings per share - basic
Net (loss) income from continuing operations	$(0.89)	$2.65	$(2.20)	$3.49
Net (loss) income applicable to common shares	$(0.89)	$2.52	$(2.26)	$3.27

(Loss) earnings per share - diluted
Net (loss) income from continuing operations	$(0.89)	$2.65	$(2.20)	$3.49
Net (loss) income applicable to common shares	$(0.89)	$2.52	$(2.26)	$3.27
Weighted average common shares used in computing earnings per share	8,717,767	8,717,767	8,717,767	8,717,767
Weighted average common shares used in computing diluted earnings per share	8,717,767	8,717,767	8,717,767	8,717,767
Amounts attributable to Transcontinental Realty Investors, Inc.
Net (loss) income from continuing operations	$(7,766)	$23,118	$(19,158)	$30,389
Net (loss) income applicable to Transcontinental Realty, Investors, Inc.	$(7,787)	$22,203	$(19,741)	$29,216

The accompanying notes are an integral part of these consolidated financial statements.

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TRANSCONTINENTAL REALTY INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2019	2018
	(unaudited)	(audited)

	(dollars in thousands, except share and par value amounts)
Assets
Real estate, at cost	$469,209	$461,718
Real estate subject to sales contracts at cost	1,626	2,014
Less accumulated depreciation	(87,218)	(79,228)
Total real estate	383,617	384,504

Notes and interest receivable (including $66,606 in 2019 and $51,945 in 2018 from related parties)	118,638	83,541
Cash and cash equivalents	63,069	36,358
Restricted cash	36,883	70,207
Investment in VAA	64,962	68,399
Investment in other unconsolidated investees	22,177	22,172
Receivable from related parties	135,228	133,642
Other assets	48,295	63,557
Total assets	$872,869	$862,380

Liabilities and Shareholders’ Equity
Liabilities:
Notes and interest payable	$241,439	$277,237
Bonds and bond interest payable	223,433	158,574
Deferred revenue (including $12,565 in 2019 and $17,522 in 2018 to related parties)	12,565	17,522
Deferred tax liability	2,000	2,000
Accounts payable and other liabilities (including $932 in 2019 and $3 in 2018 to related parties)	32,386	26,646
Total liabilities	511,823	481,979

Shareholders’ equity:
Common stock, $0.01 par value, authorized 10,000,000 shares; issued 8,717,967 shares in 2019 and 2018; outstanding 8,717,767 shares in 2019 and 2018	87	87
Treasury stock at cost, 200 shares in 2019 and 2018	(2)	(2)
Paid-in capital	257,853	258,050
Retained earnings	81,844	101,585
Total Transcontinental Realty Investors, Inc. shareholders’ equity	339,782	359,720
Non-controlling interest	21,264	20,681
Total shareholders’ equity	361,046	380,401
Total liabilities and shareholders’ equity	$872,869	$862,380

The accompanying notes are an integral part of these consolidated financial statements.